 Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2025 Three-Month Financial Results

MIDDLEFIELD, OHIO, April 24, 2025  ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three months ended March 31, 2025.

2025 Three-Month Financial Highlights (on a year-over-year basis):

●	Earnings per share increased 17.6% year-over-year to $0.60 per diluted share
●	Net interest margin expanded 15 basis points to 3.69%
●	Return on average assets (annualized) increased 12 basis points year-over-year to 1.04%
●	Asset quality improved from the 2024 fourth quarter with nonperforming assets to total assets decreasing by 6 basis points to 1.56%
●	First quarter dividend payment increased 5% to $0.21 per share

“The first quarter of 2025 was a strong period of growth, profitability and value creation for Middlefield,” stated Ronald L. Zimmerly, Jr., President and Chief Executive Officer. “Total loans increased by 4% year-over-year to a record $1.55 billion, driven by stable economic trends within our Ohio markets, the strength of our balance sheet, and the continued execution of our strategic initiatives.  The 15-basis point expansion in our net interest margin is encouraging, reflecting our disciplined approach to pricing and ongoing efforts to reduce our cost of funds.  As a result, net income expanded by 15.9% year-over-year to $4.8 million, delivering a strong return on average assets of 1.04% and supporting a 5.5% increase in tangible book value per share(1), which reached $21.29 as of March 31, 2025.”  (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

“During the quarter, we made significant upgrades to our infrastructure to support our multi-year technology road map. Additional investments in our physical footprint and back-office capabilities are planned throughout the year as we continue to strengthen Middlefield’s platform and support our long-term growth. We believe 2025 will be another good year of profitable expansion, reflecting our commitment to disciplined underwriting, community banking values, and ongoing reinvestment in the business,” concluded Mr. Zimmerly.

Income Statement

Net interest income for the three months ended March 31, 2025, increased $1.1 million to $16.1 million, compared to $15.0 million for the same period last year. The increase was driven by strong loan growth and the impact of rate cuts on our short-term borrowings. The net interest margin for the three months ended March 31, 2025, was 3.69%, compared to 3.54% last year.

For the three months ended March 31, 2025, noninterest income increased $148,000 to $1.9 million, compared to $1.8 million for the same period in 2024.

Noninterest expense for the three months ended March 31, 2025, was $12.2 million, compared to $12.0 million for the same period in 2024.

Net income for the three months ended March 31, 2025, was $4.8 million, or $0.60 per diluted share, compared to $4.2 million, or $0.51 per diluted share, for the same period last year.

For the three months ended March 31, 2025, pre-tax, pre-provision net income was $5.8 million, compared to $4.8 million for the same period last year. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.)

Balance Sheet

Total assets at March 31, 2025, increased 3.9% to $1.89 billion, compared to $1.82 billion at March 31, 2024. Total loans at March 31, 2025, were $1.55 billion, compared to $1.49 billion at March 31, 2024. The 4.0% year-over-year increase in total loans was primarily due to higher residential real estate loans, home equity lines of credit, and non-owner occupied loans, partially offset by a reduction in construction and other loans.

The investment securities available-for-sale portfolio was $165.0 million at March 31, 2025, compared with $167.9 million at March 31, 2024.

Total liabilities at March 31, 2025, increased 3.9% to $1.67 billion, compared to $1.61 billion at March 31, 2024. Total deposits at March 31, 2025, were $1.54 billion, compared to $1.45 billion at March 31, 2024. The 6.4% year-over-year increase in deposits was primarily due to growth in money market and interest-bearing demand deposits, partially offset by declines in time and noninterest-bearing demand deposit accounts. Noninterest-bearing demand deposits were 24.0% of total deposits at March 31, 2025, compared to 27.0% at March 31, 2024. At March 31, 2025, the Company had brokered deposits of $92.4 million, compared to $90.4 million at March 31, 2024.

Michael C. Ranttila, Chief Financial Officer, stated, “We remain focused on proactively managing our funding sources to support loan growth, while optimizing our cost of funds. At March 31, 2025, we reduced our balance of Federal Home Loan Bank advances by $62.4 million from December 31, 2024, and ended the first quarter with $346.9 million in additional borrowing capacity. The combination of high levels of potentially liquid assets, cash flows from operations, and additional borrowing capacity continues to provide us with excellent liquidity levels to support our long-term growth strategies and our legacy of returning excess capital to shareholders.”

Middlefield's CRE portfolio included the following categories at March 31, 2025:

		Percent of	Percent of	Weighted Average
(Dollar amounts in thousands)	Balance	CRE Portfolio	Loan Portfolio	Loan-to-Value

Multi-Family	$88,737	12.9%	5.7%	61.3%
Owner Occupied
Real Estate and Rental and Leasing	61,835	9.0%	4.0%	55.7%
Other Services (except Public Administration)	32,815	4.8%	2.1%	54.1%
Manufacturing	18,397	2.7%	1.2%	44.7%
Agriculture, Forestry, Fishing and Hunting	12,628	1.8%	0.8%	36.4%
Other	59,737	8.6%	3.9%	54.0%
Total Owner Occupied	$185,412	26.9%	12.0%
Non-Owner Occupied
Real Estate and Rental and Leasing	343,169	49.9%	22.1%	55.5%
Accommodation and Food Services	40,039	5.8%	2.6%	55.9%
Health Care and Social Assistance	19,328	2.8%	1.2%	65.5%
Manufacturing	7,428	1.1%	0.5%	49.5%
Other	3,657	0.6%	0.2%	85.4%
Total Non-Owner Occupied	$413,621	60.2%	26.6%
Total CRE	$687,770	100.0%	44.3%

Stockholders' Equity and Dividends

At March 31, 2025, stockholders' equity was $213.8 million, compared to $205.6 million at March 31, 2024. The 4.0% year-over-year increase in stockholders' equity was primarily from higher retained earnings, partially offset by an increase in the unrealized losses on the available-for-sale investment portfolio. On a per-share basis, shareholders' equity at March 31, 2025, was $26.46, compared to $25.48 at March 31, 2024.

At March 31, 2025, tangible stockholders' equity(1) was $172.1 million, compared to $162.8 million at March 31, 2024. On a per-share basis, tangible stockholders' equity(1) was $21.29 at March 31, 2025, compared to $20.18 at March 31, 2024. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the three months ended March 31, 2025, the Company declared cash dividends of $0.21 per share, totaling $1.7 million. Beginning in the first quarter of 2025, the Company increased the quarterly cash dividend by $0.01 or 5% from the previous quarter's $0.20 per share cash dividend.

For the three months ended March 31, 2025, the Company did not repurchase any shares of its common stock.  The Company repurchased 43,858 shares of its common stock, at an average price of $24.00 per share during the same period in 2024.

At March 31, 2025, the Company's equity-to-assets ratio was 11.32%, compared to 11.32% at March 31, 2024.

Asset Quality

For the 2025 first quarter, the Company recorded a provision for credit losses of $95,000, compared to a recovery of credit losses of $136,000 for the same period of 2024.

Net recoveries were $209,000, or (0.06%) of average loans, annualized, for the 2025 first quarter, compared to net recoveries of $68,000, or (0.02%) of average loans, annualized, for the same period of 2024.

Nonperforming loans at March 31, 2025, were $29.6 million, compared to $10.8 million at March 31, 2024. The increase in nonperforming assets is primarily the result of a $12.4 million loan moved to nonaccrual in the 2024 third quarter. The allowance for credit losses at March 31, 2025, stood at $22.4 million, or 1.44% of total loans, compared to $21.1 million, or 1.41% of total loans at March 31, 2024. The increase in the allowance for credit losses was mainly from changes in projected loss drivers, prepayment assumptions, curtailment expectations over the reasonable and supportable forecast period, and geographic footprint of unemployment data, as well as an overall increase in total loans.

Mr. Ranttila continued, “Asset quality remains stable, with nonperforming assets to total assets of 1.56% at March 31, 2025, compared to 1.62% at December 31, 2024.  Nonperforming assets at March 31, 2025, included two relationships that moved into nonaccrual status in the second quarter of 2024 and one that moved into nonaccrual status in the third quarter of 2024.  We remain well reserved for potential credit losses with an allowance for credit losses to total loans of 1.44% at March 31, 2025, compared to 1.48% at December 31, 2024, and 1.41% at March 31, 2024.  We continue to expect stable economic activity across our Central, Western, and Northeast Ohio markets that will support loan demand and asset quality throughout 2025.”

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.89 billion at March 31, 2025. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.'s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.'s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.'s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
Balance Sheets (period end)	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$56,150	$46,037	$61,851	$50,496	$44,816
Federal funds sold	10,720	9,755	12,022	1,762	1,438
Cash and cash equivalents	66,870	55,792	73,873	52,258	46,254
Investment securities available for sale, at fair value	165,014	165,802	169,895	166,424	167,890
Other investments	1,021	855	895	881	907
Loans held for sale	-	-	249	-	-
Loans:
Commercial real estate:
Owner occupied	185,412	181,447	187,313	182,809	178,543
Non-owner occupied	413,621	412,291	407,159	385,648	398,845
Multifamily	88,737	89,849	94,798	86,951	81,691
Residential real estate	351,274	353,442	345,748	337,121	331,480
Commercial and industrial	235,547	229,034	213,172	234,702	227,433
Home equity lines of credit	147,154	143,379	137,761	131,047	129,287
Construction and other	122,653	103,608	111,550	132,530	135,716
Consumer installment	5,951	6,564	7,030	6,896	7,131
Total loans	1,550,349	1,519,614	1,504,531	1,497,704	1,490,126
Less allowance for credit losses	22,401	22,447	22,526	21,795	21,069
Net loans	1,527,948	1,497,167	1,482,005	1,475,909	1,469,057
Premises and equipment, net	22,339	20,565	20,528	20,744	21,035
Goodwill	36,356	36,356	36,356	36,356	36,356
Core deposit intangibles	5,361	5,611	5,869	6,126	6,384
Bank-owned life insurance	34,866	35,259	35,049	34,802	34,575
Accrued interest receivable and other assets	28,581	35,952	32,916	34,686	34,210
TOTAL ASSETS	$1,888,356	$1,853,359	$1,857,635	$1,828,186	$1,816,668

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
LIABILITIES
Deposits:
Noninterest-bearing demand	$369,492	$377,875	$390,933	$387,024	$390,185
Interest-bearing demand	222,953	208,291	218,002	206,542	209,015
Money market	481,664	414,074	376,619	355,630	318,823
Savings	189,943	197,749	199,984	192,472	196,721
Time	275,673	247,704	327,231	327,876	332,165
Total deposits	1,539,725	1,445,693	1,512,769	1,469,544	1,446,909
Federal Home Loan Bank advances	110,000	172,400	106,000	125,000	137,000
Other borrowings	11,609	11,660	11,711	11,762	11,812
Accrued interest payable and other liabilities	13,229	13,044	16,450	15,092	15,372
TOTAL LIABILITIES	1,674,563	1,642,797	1,646,930	1,621,398	1,611,093
STOCKHOLDERS' EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,960,503
shares issued, 8,081,193 shares outstanding as of March 31, 2025	162,195	161,999	161,916	161,823	161,823
Additional paid-in capital	515	246	108	-	-
Retained earnings	112,432	109,299	106,067	105,342	102,791
Accumulated other comprehensive loss	(20,440)	(20,073)	(16,477)	(19,468)	(18,130)
Treasury stock, at cost; 1,879,310 shares as of March 31, 2025	(40,909)	(40,909)	(40,909)	(40,909)	(40,909)
TOTAL STOCKHOLDERS' EQUITY	213,793	210,562	210,705	206,788	205,575

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,888,356	$1,853,359	$1,857,635	$1,828,186	$1,816,668

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Statements of Income	2025	2024	2024	2024	2024

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$23,387	$23,308	$23,441	$23,422	$22,395
Interest-earning deposits in other institutions	291	320	348	386	437
Federal funds sold	155	151	143	122	152
Investment securities:
Taxable interest	530	528	528	505	467
Tax-exempt interest	960	961	962	966	972
Dividends on stock	150	170	191	198	189
Total interest and dividend income	25,473	25,438	25,613	25,599	24,612
INTEREST EXPENSE
Deposits	7,885	8,582	8,792	8,423	7,466
Short-term borrowings	1,347	1,128	1,575	1,920	1,993
Other borrowings	143	173	173	173	184
Total interest expense	9,375	9,883	10,540	10,516	9,643
NET INTEREST INCOME	16,098	15,555	15,073	15,083	14,969
Provision for (recovery of) credit losses	95	(177)	2,234	87	(136)
NET INTEREST INCOME AFTER PROVISION
FOR (RECOVERY OF) CREDIT LOSSES	16,003	15,732	12,839	14,996	15,105
NONINTEREST INCOME
Service charges on deposit accounts	989	1,068	959	971	909
Gain (Loss) on equity securities	(34)	56	14	(27)	(52)
Earnings on bank-owned life insurance	493	230	246	227	227
Gain on sale of loans	24	64	56	69	10
Revenue from investment services	268	237	206	269	204
Gross rental income	-	1	-	-	67
Other income	204	258	262	251	431
Total noninterest income	1,944	1,914	1,743	1,760	1,796

NONINTEREST EXPENSE
Salaries and employee benefits	6,557	5,996	6,201	6,111	6,333
Occupancy expense	687	596	627	601	552
Equipment expense	225	221	203	261	240
Data processing costs	1,271	1,174	1,214	1,135	1,217
Ohio state franchise tax	399	390	399	397	397
Federal deposit insurance expense	267	293	255	256	251
Professional fees	598	611	539	557	558
Advertising expense	364	371	283	508	419
Software amortization expense	90	83	74	21	22
Core deposit intangible amortization	249	258	257	258	258
Gross other real estate owned expenses	-	-	-	-	99
Other expense	1,486	1,810	1,819	1,797	1,619
Total noninterest expense	12,193	11,803	11,871	11,902	11,965

Income before income taxes	5,754	5,843	2,711	4,854	4,936
Income taxes	924	995	371	690	769

NET INCOME	$4,830	$4,848	$2,340	$4,164	$4,167

PTPP (1)	$5,849	$5,666	$4,945	$4,941	$4,800

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Per common share data
Net income per common share - basic	$0.60	$0.60	$0.29	$0.52	$0.52
Net income per common share - diluted	$0.60	$0.60	$0.29	$0.52	$0.51
Dividends declared per share	$0.21	$0.20	$0.20	$0.20	$0.20
Book value per share (period end)	$26.46	$26.08	$26.11	$25.63	$25.48
Tangible book value per share (period end) (1) (2)	$21.29	$20.88	$20.87	$20.37	$20.18
Dividends declared	$1,697	$1,616	$1,615	$1,613	$1,613
Dividend yield	3.05%	2.84%	2.76%	3.34%	3.37%
Dividend payout ratio	35.13%	33.33%	69.02%	38.74%	38.71%
Average shares outstanding - basic	8,078,805	8,071,905	8,071,032	8,067,144	8,091,203
Average shares outstanding - diluted	8,097,545	8,092,357	8,086,872	8,072,499	8,096,317
Period ending shares outstanding	8,081,193	8,073,708	8,071,032	8,067,144	8,067,144

Selected ratios
Return on average assets (Annualized)	1.04%	1.04%	0.50%	0.91%	0.92%
Return on average equity (Annualized)	9.22%	9.19%	4.45%	8.15%	8.16%
Return on average tangible common equity (1) (3)	11.48%	11.50%	5.58%	10.29%	10.30%
Efficiency (4)	65.22%	65.05%	67.93%	67.97%	68.68%
Equity to assets at period end	11.32%	11.36%	11.34%	11.31%	11.32%
Noninterest expense to average assets	0.65%	0.63%	0.66%	0.64%	0.66%

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2) Calculated by dividing tangible common equity by shares outstanding.
(3) Calculated by dividing annualized net income for each period by average tangible common equity.
(4) The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Yields	2025	2024	2024	2024	2024
Interest-earning assets:
Loans receivable (1)	6.17%	6.12%	6.19%	6.27%	6.11%
Investment securities (1) (2)	3.69%	3.63%	3.62%	3.59%	3.52%
Interest-earning deposits with other banks	3.57%	4.23%	4.27%	4.59%	4.88%
Total interest-earning assets	5.81%	5.78%	5.84%	5.92%	5.77%
Deposits:
Interest-bearing demand deposits	2.13%	2.07%	2.16%	1.93%	1.86%
Money market deposits	3.38%	3.81%	3.93%	3.95%	3.81%
Savings deposits	0.82%	0.75%	0.71%	0.64%	0.58%
Certificates of deposit	3.93%	4.21%	4.49%	4.57%	4.06%
Total interest-bearing deposits	2.82%	3.05%	3.17%	3.15%	2.88%
Non-Deposit Funding:
Borrowings	4.58%	4.93%	5.54%	5.60%	5.61%
Total interest-bearing liabilities	3.01%	3.21%	3.41%	3.45%	3.23%
Cost of deposits	2.10%	2.24%	2.33%	2.30%	2.08%
Cost of funds	2.30%	2.41%	2.58%	2.61%	2.42%
Net interest margin (3)	3.69%	3.56%	3.46%	3.51%	3.54%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2) Yield is calculated on the basis of amortized cost.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset quality data	2025	2024	2024	2024	2024
(Dollar amounts in thousands, unaudited)
Nonperforming assets (1)	$29,550	$29,984	$30,078	$15,961	$10,831

Allowance for credit losses	$22,401	$22,447	$22,526	$21,795	$21,069
Allowance for credit losses/total loans	1.44%	1.48%	1.50%	1.46%	1.41%
Net charge-offs (recoveries):
Quarter-to-date	$(209)	$151	$1,382	$(29)	$(68)
Year-to-date	(209)	1,436	1,285	(97)	(68)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.06%)	0.04%	0.36%	(0.01%)	(0.02%)
Year-to-date	(0.06%)	0.10%	0.11%	(0.01%)	(0.02%)

Nonperforming loans/total loans	1.91%	1.97%	2.00%	1.07%	0.73%
Allowance for credit losses/nonperforming loans	75.81%	74.86%	74.89%	136.55%	194.52%
Nonperforming assets/total assets	1.56%	1.62%	1.62%	0.87%	0.60%

(1) Nonperforming assets consist of nonperforming loans.

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Stockholders' equity	$213,793	$210,562	$210,705	$206,788	$205,575
Less goodwill and other intangibles	41,717	41,967	42,225	42,482	42,740
Tangible common equity	$172,076	$168,595	$168,480	$164,306	$162,835

Shares outstanding	8,081,193	8,073,708	8,071,032	8,067,144	8,067,144
Tangible book value per share	$21.29	$20.88	$20.87	$20.37	$20.18

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Average stockholders' equity	$212,465	$209,864	$209,096	$205,379	$205,342
Less average goodwill and other intangibles	41,839	42,092	42,350	42,607	42,654
Average tangible common equity	$170,626	$167,772	$166,746	$162,772	$162,688

Net income	$4,830	$4,848	$2,340	$4,164	$4,167
Return on average tangible common equity (annualized)	11.48%	11.50%	5.58%	10.29%	10.30%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Net income	$4,830	$4,848	$2,340	$4,164	$4,167
Add income taxes	924	995	371	690	769
Add provision for (recovery of) credit losses	95	(177)	2,234	87	(136)
PTPP	$5,849	$5,666	$4,945	$4,941	$4,800

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	March 31,			March 31,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,537,337	$23,387	6.17%	$1,476,543	$22,395	6.11%
Investment securities (1) (2)	191,996	1,490	3.69%	191,851	1,439	3.56%
Interest-earning deposits with other banks (3)	67,661	596	3.57%	64,139	778	4.88%
Total interest-earning assets	1,796,994	25,473	5.81%	1,732,533	24,612	5.78%
Noninterest-earning assets	84,542			90,151
Total assets	$1,881,536			$1,822,684
Interest-bearing liabilities:
Interest-bearing demand deposits	$220,192	$1,154	2.13%	$211,009	$978	1.86%
Money market deposits	458,446	3,816	3.38%	298,479	2,827	3.81%
Savings deposits	192,931	388	0.82%	201,080	290	0.58%
Certificates of deposit	261,006	2,527	3.93%	333,871	3,371	4.06%
Short-term borrowings	120,238	1,347	4.54%	144,357	1,993	5.55%
Other borrowings	11,639	143	4.98%	11,840	184	6.25%
Total interest-bearing liabilities	1,264,452	9,375	3.01%	1,200,636	9,643	3.23%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	390,354			400,209
Other liabilities	14,265			16,497
Stockholders' equity	212,465			205,342
Total liabilities and stockholders' equity	$1,881,536			$1,822,684
Net interest income		$16,098			$14,969
Interest rate spread (4)			2.80%			2.55%
Net interest margin (5)			3.69%			3.54%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.12%			144.30%

⁽¹⁾ Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $272 and $281 for the three months ended March 31, 2025 and 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	March 31,			December 31,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,537,337	$23,387	6.17%	$1,517,051	$23,308	6.12%
Investment securities (1) (2)	191,996	1,490	3.69%	191,390	1,489	3.63%
Interest-earning deposits with other banks (3)	67,661	596	3.57%	60,241	641	4.23%
Total interest-earning assets	1,796,994	25,473	5.81%	1,768,682	25,438	5.78%
Noninterest-earning assets	84,542			88,205
Total assets	$1,881,536			$1,856,887
Interest-bearing liabilities:
Interest-bearing demand deposits	$220,192	$1,154	2.13%	$216,492	$1,126	2.07%
Money market deposits	458,446	3,816	3.38%	393,298	3,768	3.81%
Savings deposits	192,931	388	0.82%	197,257	373	0.75%
Certificates of deposit	261,006	2,527	3.93%	313,582	3,315	4.21%
Short-term borrowings	120,238	1,347	4.54%	93,200	1,128	4.81%
Other borrowings	11,639	143	4.98%	11,690	173	5.89%
Total interest-bearing liabilities	1,264,452	9,375	3.01%	1,225,519	9,883	3.21%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	390,354			404,428
Other liabilities	14,265			17,076
Stockholders' equity	212,465			209,864
Total liabilities and stockholders' equity	$1,881,536			$1,856,887
Net interest income		$16,098			$15,555
Interest rate spread (4)			2.80%			2.57%
Net interest margin (5)			3.69%			3.56%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.12%			144.32%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $272 and $280 for the three months ended March 31, 2025 and December 31, 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.